UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2025

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive office)

96813
(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2025, Central Pacific Financial Corp. (the "Company") held its Annual Meeting of Shareholders at which the Company’s shareholders voted upon and approved (i) the election of the twelve (12) nominees as directors; (ii) on a non-binding and advisory basis, the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The voting results are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Votes
1.	Nominees as Directors:
	Earl E. Fry	21,044,990	1,045,532	—	1,409,364
	Jason R. Fujimoto	21,930,902	159,620	—	1,409,364
	Jonathan B. Kindred	21,965,770	124,752	—	1,409,364
	Paul J. Kosasa	20,677,063	1,413,459	—	1,409,364
	Christopher T. Lutes	21,696,701	393,821	—	1,409,364
	Arnold D. Martines	20,770,667	1,319,855	—	1,409,364
	A. Catherine Ngo	21,553,105	537,417	—	1,409,364
	Robert K.W.H. Nobriga	21,933,793	156,729	—	1,409,364
	Saedene K. Ota	21,809,449	281,073	—	1,409,364
	Diane S. L. Paloma	22,065,308	25,214	—	1,409,364
	Crystal K. Rose	20,658,384	1,432,138	—	1,409,364
	Paul K. Yonamine	21,524,079	566,443	—	1,409,364

2.	Approval, on a nonbinding and advisory basis, of the compensation of the Company’s named executive officers	21,564,312	501,346	24,864	1,409,364

3.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	23,289,455	184,646	25,785	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	April 28, 2025	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and
Corporate Secretary